Exhibit 5.1

BEIJING BRUSSELS DUBAI FRANKFURT JOHANNESBURG LONDON LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO SEOUL SHANGHAI WASHINGTON	Covington & Burling LLP The New York Times Building 620 Eighth Avenue New York, NY 10018-1405 T +1 212 841 1000

November 18, 2020

Trustmark Corporation

248 E. Capitol Street

Jackson, MS 39211

Ladies and Gentlemen:

We have acted as counsel to Trustmark Corporation, a Mississippi corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of (i) shares of the Company’s common stock, no par value per share (the “Common Stock”); (ii) shares of the Company’s preferred stock (the “Preferred Stock”); (iii) one or more series of senior or subordinated debt securities, to be issued pursuant to a senior debt indenture or a subordinated debt indenture in substantially the form filed as Exhibit 4.5 or Exhibit 4.6 to the Registration Statement (as defined below), as applicable (the “Debt Securities”); (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); (v) fractional shares of the Preferred Stock represented by depositary shares (the “Depositary Shares”); (vi) units comprised of any combination of Common Stock, Preferred Stock, Debt Securities, Warrants, Depositary Shares, or Purchase Contracts (as defined below) (the “Units”); or (vii) stock purchase contracts, entitling the holders thereof to purchase from the Company, and the Company to sell to such holders, Common Stock, Preferred Stock, Debt Securities, currencies or commodities (the “Purchase Contracts” and, together with the Debt Securities, the Warrants, the Depositary Shares and the Units, the “Covered Securities”), pursuant to the Company’s Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof.

We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

We have assumed that, at the time of the issuance, sale and delivery of any Covered Securities, (i) the execution, delivery and performance by the Company of the applicable indenture and any supplemental indenture (together, the “Indenture”), and any deposit agreement, warrant agreement, unit agreement and purchase contract agreement (collectively with the Indenture, the “Opinion Documents”), as applicable, and all actions necessary for the issuance of the applicable Covered Securities, and the form and terms thereof, will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Company; (ii) the Company will have duly authorized the execution and delivery of any such Opinion Document and the issuance of any such Covered Securities and such authorizations will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and (iii) an appropriate prospectus supplement which describes the Covered Securities offered thereby will have been prepared, delivered and filed with the Commission in compliance with the Securities Act and the applicable rules and regulations thereunder. We have also assumed that the Covered Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement. We have assumed further that the Opinion Documents will be governed by and construed in accordance with the laws of the State of New York.

With respect to any Opinion Document executed or to be executed by any party other than the Company, we have assumed that such party has, or will have, duly authorized, executed and delivered the Opinion Documents to which it is a party and that each such Opinion Document is, or will be, the valid and binding obligation of such party, enforceable against it in accordance with its terms.

We have assumed further that the Company is duly organized, validly existing and in good standing under the laws of the State of Mississippi and has all requisite power, authority and legal right to execute, deliver and perform its obligations under the Covered Securities and the Opinion Documents. With respect to all matters of Mississippi law, we note that you are relying on an opinion of Brunini, Grantham, Grower & Hewes, PLLC, dated as of the date hereof, which opinion is filed as Exhibit 5.2 to the Registration Statement.

Additionally, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

Based upon the foregoing, and subject to the qualifications set forth herein, we are of the opinion that, when, as and if:

1.    With respect to any series of Debt Securities: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) the Indenture has been duly executed and delivered on behalf of the Company and Wilmington Trust, National Association, as trustee (the “Trustee”) and such Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (iii) all necessary corporate action has been taken by the Company to authorize, execute and deliver any necessary supplemental indenture and to authorize the form, terms, execution and delivery of the Debt Securities; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; and (v) such Debt Securities have been duly executed by the Company and authenticated by the Trustee in accordance with the Indenture and have been duly issued and delivered against payment therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Debt Securities and the plan of distribution, then, upon the happening of such events, such Debt Securities will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

2.    With respect to the Warrants: (i) the Registration Statement and any required post-effective amendments thereto all have become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a warrant agreement and to authorize the form, terms, execution and delivery of any Warrants and to fix or otherwise determine the consideration to be received for the Warrants and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Common Stock or Preferred Stock or any Depositary Shares issuable or any Debt Securities purchasable upon exercise of such Warrants, as applicable, have been duly and validly authorized and, with respect to shares of Common Stock or Preferred Stock, reserved for issuance and sale; and (v) the warrant agreement with respect to the Warrants has been duly authorized, executed and delivered by the Company and the warrant agent, and the Warrants have been duly executed and delivered by the Company against payment therefor in accordance with any applicable warrant agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Warrants and the plan of distribution, then, upon the happening of such events, the Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3.    With respect to the Depositary Shares: (i) the Registration Statement and any required post-effective amendments thereto all have become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a deposit agreement and to authorize the form, terms, execution and delivery of any Depositary Shares and to fix or otherwise determine the consideration to be received for the Depositary Shares and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Preferred Stock underlying the Depositary Shares have been duly and validly authorized and reserved for issuance and sale; (v) the deposit agreement with respect to the Depositary Shares has been duly authorized, executed and delivered by the Company and the depositary; and (vi) the depositary receipts evidencing the Depositary Shares have been duly executed and delivered by the depositary against payment therefor in accordance with the applicable deposit agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Depositary Shares and the plan of distribution, then, upon the happening of such events, the Depositary Shares will be legally issued and will entitle the holders thereof to the rights specified in the deposit agreement.

4.    With respect to the Units: (i) the Registration Statement and any required post-effective amendments thereto all have become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a unit agreement and to authorize the form, terms, execution and delivery of the Units, the shares of Common Stock or Preferred Stock or other Covered Securities underlying the Units, and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Common Stock or Preferred Stock or any Debt Securities, Depositary Shares, Warrants or Purchase Contracts to be issued pursuant to such Units, have been duly and validly authorized and, with respect to shares of Common Stock or Preferred Stock, reserved for issuance and sale; and (v) the unit agreement with respect to the Units has been duly authorized, executed and delivered by the Company and any other party thereto, and the Units have been duly executed and delivered by the Company against payment therefor in accordance with any applicable unit agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Units and the other registered securities underlying the Units and the plan of distribution, then, upon the happening of such events, the Units will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5.    With respect to the Purchase Contracts: (i) the Registration Statement and any required post-effective amendments thereto all have become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a purchase contract agreement and to authorize the form, terms, execution and delivery of any Purchase Contracts, and to fix or otherwise determine the consideration to be received for the Purchase Contracts, and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Common Stock or Preferred Stock or any Depositary Shares issuable or any Debt Securities purchasable pursuant to such Purchase Contracts have been duly and validly authorized and, with respect to shares of Common Stock or Preferred Stock, reserved for issuance and sale; and (v) the purchase contract agreement with respect to the Purchase Contracts has been duly authorized, executed and delivered by the Company and any other party thereto, and the Purchase Contracts have been duly executed and delivered by the Company against payment therefor in accordance with any applicable purchase contract agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Purchase Contracts, and the plan of distribution, then, upon the happening of such events, the Purchase Contracts will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Our opinions above are qualified to the extent that the enforcement of any Covered Securities denominated in a currency other than United States dollars may be limited by requirements that a claim (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

We express no opinion as to: (i) waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other rights or benefits bestowed by operation of law; (ii) releases or waivers of unmatured claims or rights; (iii) indemnification, contribution, exculpation or arbitration provisions, or provisions for the non-survival of representations, to the extent they purport to indemnify any party against, or release or limit any party’s liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy; (iv) provisions for liquidated damages and penalties, penalty interest and interest on interest; (v) provisions purporting to supersede equitable principles, including provisions requiring amendments and waivers to be in writing and provisions making notices effective even if not actually received; (vi) restrictions upon transfers, pledges or assignments of a party’s rights under any Opinion Document; or (vii) provisions purporting to make a party’s determination conclusive.

We are members of the bar of the State of New York. We do not express any opinion herein on any laws other than the law of the State of New York.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Covington & Burling LLP